Exhibit 99.2

Yum China Announces US$460 Million Share Repurchase Agreements for First Half of 2026 as Part of US$1.5 Billion Full-Year Capital Return Plan

Shanghai, China (Dec 12, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) announced that it has entered into share repurchase agreements in the U.S. and Hong Kong for an aggregate repurchase amount of approximately US$460 million for the first half of 2026, commencing on January 12, 2026.

The share repurchase agreements include approximately US$350 million under the Rule 10b5-1 of the United States Securities Exchange Act of 1934 in the U.S. and approximately HK$880 million for a similar program in Hong Kong. These agreements are one component of the share repurchase program, and part of the broader plan to return US$1.5 billion to shareholders through dividends and share repurchases in 2026. This annual amount of capital return is equivalent to around 9% of our market capitalization as of December 11, 2025.

“Yum China is committed to maintaining a dual focus: investing to drive business growth and delivering favorable capital returns to shareholders. Supported by a healthy cash position and strong cash-generation capabilities, we are on track to return US$4.5 billion to shareholders from 2024 through 2026. Starting in 2027, as outlined at our 2025 Investor Day, we plan to return approximately 100% of annual free cash flow after subsidiaries' dividend payments to non-controlling interests,” said Joey Wat, CEO of Yum China.

The average annual return in 2027 and 2028 is expected to be approximately US$900 million to over US$1 billion, and to exceed US$1 billion in 2028, through steadily increasing dividend per share over time and value-enhancing share repurchases.

Since 2017, Yum China has returned US$5.8 billion to shareholders through dividends and share repurchases.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our projected capital returns from 2025 and 2026. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the Company’s future strategies, growth, business plans, capital allocation strategy, capital return plans (including dividend and share repurchase plans). Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. Our plan of capital returns to shareholders (including dividend and share repurchase plans) is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 17,000 restaurants under six brands across over 2,500 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit https://ir.yumchina.com/.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556
IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824
Media@YumChina.com